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                                                                    EXHIBIT 99.J

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 29 to file No. 33-63238; Amendment No. 30 to File No. 811-7742) of Voyageur Mutual Funds (comprised of Delaware Tax-Free Arizona Fund, Delaware Tax-Free California Fund, Delaware Tax-Free Idaho Fund, Delaware Minnesota High-Yield Municipal Bond Fund, Delaware National High-Yield Municipal Bond Fund, and Delaware Tax-Free New York
Fund) of our reports dated October 4, 2004, included in the 2004 Annual Reports to shareholders.

                                                               Ernst & Young LLP


Philadelphia, Pennsylvania
November 29, 2004